As filed with the Securities and Exchange Commission on June 11, 2013
File No. 333-184191

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0542444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 5, 7961 Shaffer Parkway
Littleton, Colorado
(720) 981-1185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick H. Earnest
Chief Executive Officer
Vista Gold Corp.
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado 80127
(720) 981-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jason J. Brooks, Esq. Melanie Bradley, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street, P.O. Box 48600 Vancouver, B.C. Canada V7X 1T2	Kenneth G. Sam, Esq. Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐   Accelerated filer ☒     Non-accelerated filed ☐    Small reporting company ☐

The Registrant is not registering additional securities. The Registrant previously paid a registration fee of $3,435 in relation to the registration of securities with a maximum aggregate offering price of up to $29,975,258.50 under the Registrant's original Registration Statement on Form S-3 filed with the Commission on September 28, 2012. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No.1.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-184191), as last amended on November 2, 2012, as effective November 19, 2012, is being filed for the purpose of (i) complying with Rule 414 under the Securities Act of 1933, as amended and (ii) filing additional exhibits to the registration statement. No changes or additions are being made hereby to the existing prospectus that already forms a part of such registration statement. Accordingly, such existing prospectus is being omitted from this filing.

Rule 414 under the Securities Act of 1933, as amended, requires this post-effective amendment to be filed by Vista Gold Corp., a British Columbia corporation (which we refer to as “Vista Gold BC” in this explanatory note), as successor to Vista Gold Corp., a Yukon Territory corporation (which we refer to as “Vista Gold Yukon” in this explanatory statement). This post-effective amendment amends the registration statement referred to above, which was filed by Vista Gold Yukon prior to the continuation described below.

On June 11, 2013, Vista Gold Yukon continued into British Columbia, thereby becoming Vista Gold BC. The purpose of the continuation was to reincorporate Vista Gold Yukon into British Columbia.  As a result of the continuation each common share of Vista Gold Yukon outstanding immediately before the continuation was immediately and automatically converted into a common share of Vista Gold British Columbia. Vista Gold British Columbia will continue to be engaged in the same business that Vista Gold Yukon was engaged in before the continuation.

Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, Vista Gold BC, by virtue of this post-effective amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$91,000
Legal Fees and Expenses	146,000
Accounting Fees and Expenses	10,000
Printing and Engraving Expenses	500
Miscellaneous Expenses	9,500
Total	$257,000

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 19.2 of our Articles provides that, to the extent not prohibited by the Business Corporations Act (British Columbia) (the “Act”), we will indemnify each person (each, an “eligible party”) who:

(a)	is or was a director or officer of Vista,
(b)	is or was a director or officer of another corporation,
(i) at a time when the corporation is or was an affiliate of ours, or
(ii) at our request, or
(c)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

against all judgments, penalties or fine awarded or imposed in, or amounts paid in settlement of, any proceeding in which any such person (or any of their heirs and legal representatives) is or may be joined as a party or is or may be liable in respect of a judgment, penalty or fine in, or expenses related to such proceeding, by reason of holding or having held such position with us, our affiliates or at our request.  In addition, we must, after the final disposition of any such proceeding, pay the costs, charges and expenses actually and reasonably incurred by such eligible parties in respect of such proceedings.

Section 19.4 of our Articles provides that unless prohibited by applicable law or court order, we must pay, as they are incurred, in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the eligible proceeding, provided that we shall not make such payments unless we first receive from the person being indemnified a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by applicable law, that person must repay us the amounts advanced.

Section 19.5 of our Articles provides that despite any other provision of Part 19, we are not obligated to make any payment that is prohibited by the Act or by court order in force at the date the payment was made.  Subsection 163(1) of the Act provides that a company must not indemnify or pay the expenses of an eligible party if any of the following circumstances apply:

(a)
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Subsection 163(2) of the Act further provides that if a proceeding is brought against an eligible party by or on our behalf or by or on behalf of corporation associated to us, we must not indemnify or pay the expenses of such eligible party in respect of that proceeding.

Section 164 of the Act provides that despite the indemnity provisions of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined, on our application or the application of an eligible party, the British Columbia Supreme Court may do one or more of the following:

(a)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;
(d)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;
(e)	make any other order the court considers appropriate.

Section 19.6 of our Articles provides that we may purchase and maintain insurance for the eligible parties or their heirs and personal or other legal representatives against any liability that may be incurred by reason of their acting as eligible parties.  We maintain such insurance.

We indemnify our directors and executive officers, as well as their heirs and representatives, pursuant to indemnification agreements we have entered into with each such director and executive officer, against all liabilities and obligations, including legal fees and costs of investigation and defense of claims, as well as amounts paid to settle claims or satisfy judgments, that these directors and officers may incur in such capacities. While these agreements provide that we will indemnify such director or officer regardless of conduct or fault of that person, the agreements also provide that we may only make such indemnification payments as permitted by applicable law. The agreements provide that our obligations under the agreements are not diminished or otherwise affected by, among other things, any officers’ liability insurance placed by or for the benefit of the indemnitee, us or any entity related to either.

ITEM 16- EXHIBITS

Exhibit Number	Description

3.1	Articles filed as Exhibit 3.3 to the Company’s Form 8-K as filed with the Commission on June 11, 2013 and incorporated herein by reference (File No. 1-9025)
3.2	Notice of Articles filed as Exhibit 3.2 to the Company’s Form 8-K as filed with the Commission on June 11, 2013 and incorporated herein by reference (File No. 1-9025)
4.1
Warrant Indenture, dated October 22, 2010, between Vista Gold Corp. and Computershare Trust Company of Canada, as Trustee filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed December 17, 2010 and incorporated herein by reference (File No. 1-9025)

4.2
 Warrant Indenture dated July 27, 2012 between the Company and Computershare Trust Company of
 Canada, as Trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K/A as filed August 22, 2012 and incorporated herein by reference (File No. 1-9025)

4.3	Vista Gold Stock Option Plan, filed as Schedule C to the Company’s definitive Proxy Statement on Schedule 14A, as filed on April 3, 2006 and incorporated herein by reference (File No. 1-9025)
4.4	Vista Gold Long-Term Incentive Plan, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8, as filed September 12, 2011 and incorporated herein by reference (File No. 333-176792)

5.1*	Opinion of Borden Ladner Gervais LLP

Exhibit Number	Description

23.1*	Consent of PricewaterhouseCoopers LLP, Denver, independent auditors
23.2	Consent of SRK Consulting (U.S.), Inc., filed as Exhibit 23.2 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.3	Consent of Golder Associates, Inc., filed as Exhibit 23.3 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.4	Consent of Terry Braun, filed as Exhibit 23.4 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.5	Consent of Mine Development Associates Inc., filed as Exhibit 23.5 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.6	Consent of Tetra Tech, Inc., filed as Exhibit 23.6 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.7	Consent of Rex Bryan, filed as Exhibit 23.7 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.8	Consent of Thomas Dyer, filed as Exhibit 23.8 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.9	Consent of Steven Ristorcelli, filed as Exhibit 23.9 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.10	Consent of Resource Development Inc., filed as Exhibit 23.10 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.11	Consent of Richard Jolk, filed as Exhibit 23.11 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.12	Consent of Deepak Malhotra, filed as Exhibit 23.12 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.13	Consent of David Kidd, filed as Exhibit 23.13 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.14	Consent of Vicki Scharnhorst, filed as Exhibit 23.14 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.15	Consent of Erick Spiller, filed as Exhibit 23.15 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.16	Consent of Edwin Lips, filed as Exhibit 23.16 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)

23.17	Consent of John Rozelle, filed as Exhibit 23.17 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.18	Consent of Stephen Krajewski, filed as Exhibit 23.18 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)

23.19*	Consent of PricewaterhouseCoopers LLP, Vancouver, independent auditors

Exhibit Number	Description

23.20*	Consent of Deloitte & Touche LLP

23.21*	Consent of Borden Ladner Gervais LLP (incorporated in Exhibit 5.1 hereto)

24.1	Powers of Attorney filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-3 as filed on September 28, 2012 and incorporated herein by reference (File No. 333-184191)

* Filed herewith.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.  The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

VISTA GOLD CORP. (Registrant)

Dated: June 11, 2013	By: /s/ Frederick H. Earnest
Frederick H. Earnest,
Chief Executive Officer (Principal Executive Officer)

Dated: June 11, 2013	By: /s/ John F. Engele
John F. Engele
Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Capacity	Date

/s/ Michael B. Richings*	Director	June 11, 2013
Michael B. Richings
/s/ John M. Clark*	Director	June 11, 2013
John M. Clark
/s/ C. Thomas Orgyzlo*	Director	June 11, 2013
C. Thomas Ogryzlo

/s/ Tracy Stevenson*	Director	June 11, 2013
Tracy Stevenson

/s/ W. Durand Eppler*	Director	June 11, 2013
W. Durand Eppler

/s/ Frederick H. Earnest	Director, Chief Executive Officer (Principal Executive Officer) and Authorized Representative in the United States	June 11, 2013
Frederick H. Earnest
/s/ John F. Engele	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2013
John F. Engele

* Executed by John F. Engele as attorney-in-fact pursuant to the power of attorney filed as Exhibit 24.1 to the Company's Form S-3 filed on September 28, 2012.
/s/ John F. Engele ________________________________ John F. Engele	Attorney-in-Fact	June 11, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles filed as Exhibit 3.3 to the Company’s Form 8-K as filed with the Commission on June 11, 2013 and incorporated herein by reference (File No. 1-9025)
3.2	Notice of Articles filed as Exhibit 3.2 to the Company’s Form 8-K as filed with the Commission on June 11, 2013 and incorporated herein by reference (File No. 1-9025)
4.1
Warrant Indenture, dated October 22, 2010, between Vista Gold Corp. and Computershare Trust Company of Canada, as Trustee filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed December 17, 2010 and incorporated herein by reference (File No. 1-9025)

4.2
 Warrant Indenture dated July 27, 2012 between the Company and Computershare Trust Company of
 Canada, as Trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K/A as filed August 22, 2012 and incorporated herein by reference (File No. 1-9025)

4.3	Vista Gold Stock Option Plan, filed as Schedule C to the Company’s definitive Proxy Statement on Schedule 14A, as filed on April 3, 2006 and incorporated herein by reference (File No. 1-9025)
4.4	Vista Gold Long-Term Incentive Plan, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8, as filed September 12, 2011 and incorporated herein by reference (File No. 333-176792)

5.1*	Opinion of Borden Ladner Gervais LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Denver
23.2	Consent of SRK Consulting (U.S.), Inc., filed as Exhibit 23.2 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.3	Consent of Golder Associates, Inc., filed as Exhibit 23.3 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.4	Consent of Terry Braun, filed as Exhibit 23.4 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.5	Consent of Mine Development Associates Inc., filed as Exhibit 23.5 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.6	Consent of Tetra Tech, Inc., filed as Exhibit 23.6 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.7	Consent of Rex Bryan, filed as Exhibit 23.7 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.8	Consent of Thomas Dyer, filed as Exhibit 23.8 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.9	Consent of Steven Ristorcelli, filed as Exhibit 23.9 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.10	Consent of Resource Development Inc., filed as Exhibit 23.10 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)

Exhibit Number	Description

23.11	Consent of Richard Jolk, filed as Exhibit 23.11 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.12	Consent of Deepak Malhotra, filed as Exhibit 23.12 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.13	Consent of David Kidd, filed as Exhibit 23.13 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.14	Consent of Vicki Scharnhorst, filed as Exhibit 23.14 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.15	Consent of Erick Spiller, filed as Exhibit 23.15 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.16	Consent of Edwin Lips, filed as Exhibit 23.16 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.17	Consent of John Rozelle, filed as Exhibit 23.17 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)
23.18	Consent of Stephen Krajewski, filed as Exhibit 23.18 to the Company’s Form 10-K as filed on March 14, 2013 and incorporated herein by reference (File No. 1-9025)

23.19*	Consent of PricewaterhouseCoopers LLP, Vancouver, independent auditors

23.20*	Consent of Deloitte & Touche LLP

23.21*	Consent of Borden Ladner Gervais LLP (incorporated in Exhibit 5.1 hereto)

24.1	Powers of Attorney filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-3 as filed on September 28, 2012 and incorporated herein by reference (File No. 333-184191)

* Filed herewith.